EXHIBIT 16.1

                        Letterhead of Most & Company, LLP

                                                March 29, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                       Re:   Biocoral, Inc.
                             File No. 0-23512

Ladies and Gentlemen:

We have read the statements that we understand Biocoral, Inc. will include under
Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

                                                Very truly yours,


                                                /s/ Most & Company, LLP
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                                                Most & Company, LLP
                                                Certified Public Accountants